Exhibit 99.3

VALUE LIGHTING, INC. AND AFFILIATES

COMBINED FINANCIAL STATEMENTS

MARCH 31, 2014 AND 2013

(Unaudited)

VALUE LIGHTING, INC. AND AFFILIATES

Table of Contents

March 31, 2014 and 2013

Page

Financial Statements:

Combined Balance Sheets as of March 31, 2014 and December 31, 2013 (unaudited)	Page 1

Combined Statements of Operations for the Quarters Ended March 31, 2014 and 2013 (unaudited)	Page 3

Combined Statements of Equity for the Quarters Ended March 31, 2014 and 2013 (unaudited)	Page 4

Combined Statements of Cash Flows for the Quarters Ended March 31, 2013 and 2013 (unaudited)	Page 5

Notes to Combined Financial Statements	Page 6

VALUE LIGHTING, INC. AND AFFILIATES

Combined Balance Sheets (in Thousands)

ASSETS

	March 31, 2014	December 31, 2013

Current Assets:
Cash and cash equivalents	$512	$341
Accounts receivable, net of allowance for bad debts of $266 and $438	8,229	8,216
Inventory, net	9,147	8,440
Prepaid expenses	1,571	178
Employee advances	16	15

Total current assets	19,475	17,190

Property and Equipment:
Land and building, net (owned by Aldean Properties, LLC)	3,574	3,597
Property and equipment, net (owned by Value Lighting, Inc. and AL Enterprises, Inc.)	344	321

Property and equipment, net	3,918	3,918

Customer list, net of accumulated amortization of $54 and $49	187	192

Deposits	15	15
Note receivable	65	65

Total other assets	80	80

Total Assets	$23,660	$21,380

See notes to combined financial statements.

VALUE LIGHTING, INC. AND AFFILIATES

Combined Balance Sheets (in Thousands) - Continued

	March 31, 2014	December 31, 2013

Current Liabilities:
Lines of credit	$4,489	$3,828
Current portion of mortgages payable (owed by Aldean Properties, LLC)	120	118
Current portion of notes payable	30	30
Current portion of long-term payable for acquisition	139	136
Accounts payable	9,219	7,466
Accrued expenses	1,528	1,670

Total current liabilities	15,525	13,248

Long-term Debt:
Mortgages payable (owed by Aldean Properties, LLC)	2,667	2,698
Notes payable	124	130
Payable for acquisition	289	328

Total long-term debt	3,080	3,156

Commitments and contingencies

Equity:
Common stock	301	301
Retained earnings and members’ interest	4,217	4,335

Total equity for Value Lighting, Inc. and Affiliates	4,518	4,636

Non-controlling interest in combined affiliate	537	340

Total equity	5,055	4,976

Total Liabilities and Equity	$23,660	$21,380

See notes to combined financial statements.

VALUE LIGHTING, INC. AND AFFILIATES

Combined Statements of Operations (in Thousands)

	Three Months Ended March 31
	2014	2013

Net sales	10,935	9,914
Cost of sales	7,430	7,296

Gross margin	3,505	2,618

General and administrative expenses	2,413	2,535

Operating income	1,092	83

Other income (expense):
Interest expense	68	84
Other income (expense)	—	2

Total other expense	68	86

Net income	1,024	(3)

Net income applicable to non-controlling interest	197	(52)

Net income applicable to Value Lighting, Inc. and Affiliates	827	49

See notes to combined financial statements.

VALUE LIGHTING, INC. AND AFFILIATES

Combined Statements of Equity (in Thousands)

	Common Stock	Retained Earnings	Members’ Equity	Noncontrolling Interests	Total

Balance, January 1, 2014	$301	$3,622	$713	$340	$4,976

Distributions	—	(945)	—	—	(945)
Net lncome	—	815	12	197	1,024

Balance, March 31, 2014	$301	$3,492	$725	$537	$5,055

See notes to combined financial statements.

VALUE LIGHTING, INC. AND AFFILIATES

Combined Statements of Cash Flows (in Thousands)

	Three Months March 31
	2014	2013

OPERATING ACTIVITIES:
Net Income	$1,024	$(3)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	15	26
Bad debt expense	45	185
Inventory reserve expense	—	—
Changes in:
Accounts receivable	(13)	(1,011)
Inventory	(707)	(2,262)
Prepaid expenses	(1,394)	420
Employee advances	(1)	—
Deposits	—	—
Other Assets	(57)	(46)
Accounts payable	1,753	2,788
Accrued expenses	(142)	247

Net cash and cash equivalents (used in) provided by operating activities	523	211

INVESTING ACTIVITIES:
Issuance of notes receivable	—	—
Principal collections on notes receivable	—	—
Expenditures for property and equipment	—	(3)

Net cash and cash equivalents used in investing activities	—	(3)

FINANCING ACTIVITIES:
Decrease in outstanding checks in excess of bank balance	—	—
Net borrowings under line of credit	661	7
Distributions	(945)	(99)
Distributions to non-controlling interest	—	—
Payments on long-term payable for acquisition	(37)	(36)
Principal payments on mortgages and notes payable	(35)	(37)

Net cash and cash equivalents provided by (used in) financing activities	(352)	(165)

NET CHANGE IN CASH AND CASH EQUIVALENTS	171	43

CASH AND CASH EQUIVALENTS, beginning of period	341	102

CASH AND CASH EQUIVALENTS, ending of period	$512	$145

Cash paid for interest	$68	$84

See notes to combined financial statements.

VALUE LIGHTING, INC. AND AFFILIATES

Notes to Combined Financial Statements

March 31, 2014 and 2013

(Dollars in thousand except per share data or otherwise noted)

Note 1 - Summary of significant accounting policies:

These combined financial statements do not include all of the information and notes required by U.S. GAAP for complete financial statements. The accompanying combined financial statements include all adjustments, composed of normal recurring adjustments, considered necessary by management to fairly state our financial position, results of operations and cash flows. The operating results for interim periods are not necessarily indicative of results that may be expected for any other interim period or for the full year. The accompanying consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes for the year ended December 31, 2013. Management has evaluated all subsequent events through the dates these interim combined financial statements were issued.

Company operations

Value Lighting, Inc. and Affiliates as defined below (the “Company”) supply various customers throughout the United States in the Multi-Family Residential industry with quality lighting fixtures and ceiling fans.

Principles of consolidation

The accompanying combined financial statements include the combined accounts of entities under common control and include Value Lighting, Inc., a Georgia corporation (“Value Lighting”), AL Enterprises, Inc., a Texas corporation (“AL Enterprises”), Value Lighting of Houston, LLC, an inactive Texas limited liability company (“Value Houston”), and Aldean Properties, LLC, a variable interest entity (“Aldean”). Collectively, these entities are referred to as “Value Lighting Inc. and Affiliates” or the “Company”. All transactions and balances among the entities have been eliminated.

Use of estimates

The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the valuation of inventories and accounts receivable. Actual results could differ from those estimates.

Concentration of credit risk

The Company maintains its cash and cash equivalents and bank deposits which, at times, may exceed federally insured limits. Management has deemed this a normal business risk and has not experienced any losses in such accounts.

The Company’s primary business activity is with customers located in the Southeast and Midwest region. This geographic concentration of customers sets up a concentration of credit risk with respect to accounts receivable. Losses pertaining to those credit risks, in the aggregate, have not exceeded management’s expectations.

The Company purchases the majority of its inventory from vendors located in Asia or from U.S. vendors that import the product from manufacturers in Asia. This concentration of purchases from foreign suppliers could cause a disruption to the Company’s operations due to political instability, civil unrest, economic instability, changes in government policies, and other risks that could occur.

Subsequent events

The Company has evaluated subsequent events through May 2, 2014, which is the date these combined financial statements were available to be issued. All subsequent events, if any, requiring recognition as of March 31, 2014 have been incorporated into these combined financial statements.

Note 2 - Financial instruments:

The FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable.

Level 3—Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2014. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, and borrowings under the line of credit and mortgages and notes payable. The respective carrying values of certain balance sheet financial instruments approximate their fair value, including cash and cash equivalents, accounts receivables, accounts payable and accrued expenses. Fair values of borrowings under the lines of credit approximate carrying values for these financial instruments since they are short term in nature and contain market interest rates. Fair values of mortgages and notes payable approximate carrying values for these financial instruments as they contain interest rates and terms that are comparable to those available in the current economic market for similar entities.

Note 3 - Borrowings under lines of credit:

In September 2013, Value Lighting, Inc. and AL Enterprises, Inc. entered into a line of credit agreement with a bank which allowed for borrowings up to $4,500, subject to availability calculated under a borrowing base, with a maturity date of June 15, 2014. The line of credit bears interest at the prime rate (3.25% at March 31, 2014) and is collateralized by virtually all assets of Value Lighting, Inc. and AL Enterprises, Inc. and is subject to certain financial and non-financial covenants.

Note 4 - Long-term debt:

The Company had the following long-term debt outstanding (in thousands):

	March 31	December 31
	2014	2013

Value Lighting, Inc. secured note payable to a third party in monthly installments of principal and interest of $2 through January 2019. The note bears interest at 3.99% and is secured by a vehicle.	$77	$80

Value Lighting, Inc. secured note payable to a third party in monthly installments of principal and interest of $2 through January 2019. The note bears interest at 3.99% and is secured by a vehicle.	77	80

Aldean Properties, LLC mortgage payable to a third party in monthly installments of principal and interest of $3 through May 2015 with a final payment of $345. The note bears interest at 5.50% and is secured by real estate.	363	367

Aldean Properties, LLC mortgage payable to a third party in monthly installments of principal and interest of $17 through November 2017 with a final payment of $2,044. The note bears interest at 4.50% and is secured by real estate.	2,424	2,449

	2,941	2,976

Less: current portion of long-term debt	150	148

	$2,791	$2,828

The following is a schedule of minimum long-term debt principle payments for each of the next five years and in the aggregate:

Three months ended March 31,
2014	$113
2015	486
2016	142
2017	2,166
2018	34

$2,941

Note 5 - Accrued expenses:

Accrued expenses consist of the following (in thousands):

	March 31, 2014	December 31, 2013

Commission	$230	$325
Sales tax	713	691
Prepaid Customers	468	508
Other	117	146

	$1,528	$1,670

Note 6 - Long-term payable for acquisition:

In connection with the purchase of assets acquired from a third party in 2011, the Company entered into a long-term payable arrangement whereby the Company would pay a total of $800 to the third party based on 15% of the gross profit received from sales to acquired customers. This arrangement does not have required minimum repayment terms or a stated interest rate. The Company estimates that payments under this agreement will be made through 2017, and based on the long-term nature of this agreement, the Company has imputed interest on this payable at a rate of 6% per annum. At March 31, 2014 and December 31, 2013, the Company has gross payments of $472 and $510, respectively, due under this agreement. At March 31, 2014 and December 31, 2013, the Company has recorded this payable at the discounted amount of $328 and $464, respectively, and classified $138 and $136 as a current liability at March 31, 2014 and December 31, 2013, respectively.

Note 7 - Equity:

Equity consists of the following classes of common stock and members’ interests as of March 31, 2014:

•	Common stock – Value Lighting, Inc. 100,000 shares authorized, 3,600 shares issued and outstanding.

•	Common stock – AL Enterprises, Inc., 100 shares authorized, 50 shares issued and outstanding.

•	Members’ interests – Aldean Properties, LLC

•	Members’ interests – Value Lighting of Houston, LLC

Note 8 - Variable interest entity:

Value Lighting leases its warehouse and office facilities from Aldean, an entity wholly-owned by Value Lighting’s controlling stockholders under an informal leasing arrangement pursuant to which the company pays Aldean approximately $25 monthly. Accordingly, Aldean has been classified a variable interest entity whose primary beneficiary is Value Lighting.

Below are the condensed balance sheets and statements of operations as of and for the three months ended March 31, 2014 and 2013 for Aldean Properties, LLC.

Balance Sheets	March 31 2014

ASSETS
Current Assets:
Cash	$21
Prepaid expenses	2

Total current assets	23

Property and equipment, net	3,574
Other Assets	8

$3,605

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Current portion of mortgages payable	120
Other current liabilities	116

Total current liabilities	236

Long-term debt:
Mortgages payable	2,667
Total Members’ Equity	702

$3,605

Statement of Operations	Three Months Ended March 31	Three Months Ended March 31
	2014	2013

Rental revenues	$78	$85

Operating expenses	33	30

Other income (expense):
Interest expense	33	36

Total other expense	33	36

Net income	$12	$19

Note 9 - Operating leases:

On April 28, 2011, the Company entered into a lease for an operating building from an unrelated third party through a non-cancelable lease arrangement. The arrangement requires monthly payments of $7 and expires July 2016.

On December 1, 2013, the Company entered into a lease for an operating building from an unrelated third party through a non-cancelable lease arrangement. The arrangement requires monthly payments of $13 and expires February 2018. Rent expense, including common area maintenance, related to the agreements for the three months ended March 31, 2014 and 2013 amounted to $135 and $92, respectively.

Minimum future lease payments under the non-cancelable operating leases described above for each of the next five years and in the aggregate are as follows (in thousands):

Years ended March 31,
2014	$181
2015	250
2016	217
2017	165
2018	28

$841

Note 10 - Related party transactions:

At March 31, 2014 and December 31, 2013, amounts due from employees, totaled $16 and $15, respectively.

Note 11 - Significant vendors:

At March 31, 2014, the Company had payables due to two vendors amounting to approximately 53% of accounts payable. One of these vendors is a related party to one of the minority shareholders of AL Enterprises and had amounts due from the Company of approximately 49% of accounts payable. During the three months ended March 31, 2014, the Company had purchases from three vendors amounting to approximately 30% of total purchases. One of these vendors is a related party to one of the minority shareholders of AL Enterprises. The Company had purchases from this vendor amounting to approximately 10% of total purchases.

Note 12 - Litigation:

The Company has been informed by a purchaser of a specific product sold by the Company in 2011 and 2012 that such product was defective and that the purchaser is seeking a full refund of the purchase price as well as related shipping and warehousing costs. The product was manufactured by a Chinese company and purchased by the Company from an importer; accordingly, the Company has notified the importer and has requested that the importer in turn notify its insurance carrier. The Company, the importer, and the customer are engaged in discussions to resolve the matter. However, at this time it is difficult to evaluate the likelihood of an unfavorable outcome as the matter remains in an early stage and many facts remain unknown. If a liability exists it may be a liability of the importer or manufacturer. As of December 31, 2013 and 2012, the Company has not accrued any loss from this potential claim.

The Company has been notified that a product may infringe on a third party’s patents. The supplier of the product to the Company has informed the Company that the manufacturer of the product had obtained patents prior to the patents claimed by the third party. The Company believes that the infringement claim is frivolous and that the third party’s patents are likely invalid.

Note 13 - Subsequent events:

On March 6, 2014, the Company (excluding Aldean Properties, LLC) entered into an Agreement and Plan of Merger with Value Merger Sub, LLC, a wholly-owned subsidiary of Revolution Lighting Technologies, Inc., whereby the Company (excluding Aldean Properties, LLC) would merge with and into Value Merger Sub, LLC on a date to be determined by all parties. On April 17, 2014, the closing of the merger occurred.